Exhibit 99.1

Slide 1

Annual Meeting of the Shareholders, January 17, 2012

Slide 2

Agenda — Business Update

•                  Chairman’s Report

•                  Business Update

•                  Review of Corporate Goals

•                  Fiscal Year 2011

•                  Financial Review

•                  Key Events, Achievements and Disappointments

•                  Fiscal Year 2012

•                  Objectives

•                  Year-to-Date Results

•                  Financials

•                  Key Events, Achievements and Disappointments

•                  Plan for Fiscal Years 2013-2016

Slide 3

Annual Report to the Shareholders

Stephen P. Gouze

Chairman of the Board

Slide 4

Corporate Goals

•                  Improved Financial Strength

•                  Demonstrate Consistent Growth in Revenues and Profitability

•                  Broaden Product Base

•                  Improvement in Shareholder Liquidity

•                  Enhance Product Quality and Regulatory Compliance

•                  Secure New Customers and Strategic Partners

Slide 5

Summary Statements of Operations ($000)

	3-mo ended 9/30/11 Unaudited	3-mo ended 9/30/10 Unaudited	FY ended 6/30/11 Audited	FY ended 6/30/10 Audited
Sales	$2,178	$1,978	$7,942	$8,258
Gross Profit	$1,047	$1,061	$3,929	$4,227
Op Exp	$1,042	$1,301	$4,065	$3,898
Op Inc (Loss)	$6	$(240)	$(136)	$328
Net Inc (Loss)	$(50)	$(348)	$(393)	$2

Slide 6

Summary Balance Sheets ($000)

	At Sept 30, 2011 (Unaudited)	At June 30, 2011 (Audited)	At June 30, 2010 (Audited)
Cash	$1,430	$1,095	$494
Working Capital	$3,874	$3,317	$2,146
Long Term Debt	$546	$600	$485
Shareholder’s Equity	$4,748	$4,194	$3,157

Slide 7

FY 2011- Key events of the year

•                  ELITech Group makes strategic investment in Corgenix

•                  Corgenix UK closed, reducing annual operating expense by $750,000

•                  International business responsibility transferred to ELITech positioning Corgenix for meaningful future growth

•                  Joint Product Development Program initiated, resulting in expansion of delivery platform capability

•                  CMS grants 28% reimbursement rate increase for AspirinWorks testing in US assisting in the doubling of our product sales

•                  Debt restructured, significantly reducing interest expense

Slide 8

FY 2011 Accomplishments

•                  Sales of AspirinWorks doubled over the prior year; positioned for doubling again in Fiscal 2012

•                  8% reduction in Operating Expenses (excluding one-time exit costs for the UK subsidiary)

•                  20% reduction in Interest Expense

•                  Successfully transferred international distribution responsibility to ELITech

•                  Strengthened US sales organization to manage expected growth

•                  Major advancement in several important strategic programs

Slide 9

FY 2011 Disappointments

•                  Failed to achieve goal of holding revenues flat for the year

•                  Net Loss for the year

Slide 10

FY 2011 Performance versus Goals

Corporate Goal	FY 2011 Performance
Improved Financial Strength	• Cash increased 120% • Working capital increased 55%
Demonstrate Consistent Growth in Revenues and Profitability	• Revenue and profit down from previous year due to conversion of international business
Broaden Product Base	• Advanced new delivery technologies and several products in pipeline
Improvement in Shareholder Liquidity	• Shareholder equity increased 33%

Enhance Product Quality and Regulatory Compliance	• ISO recertified
Secure New Customers and Strategic Partners	• Secured several new Contract Manufacturing projects which will contribute significantly in Fiscal 2012

Slide 11

FY 2012 Objectives

•                  Achieve significant revenue growth, with sales approaching $10 million

•                  Significantly increase operating income, EBITDA and overall financial strength

•                  Continue building foundation of market for AspirinWorks and generate meaningful revenue growth; launch 2nd version product

•                  Launch of first immunoturbidimetric (IT) products

•                  Continue progress of viral program and launch first commercial products in Africa

•                  Expand contract development programs with additional projects and grants

•                  Enhance contract manufacturing business with new strategic alliances

Slide 12

FY 2012 Key Events — YTD

•                  Demonstration of positive revenue growth

•                  Joint Product Development Agreement with ELITech

•                  Corgenix partners with AXA Diagnostics for distribution of SkyLab system in US

•                  New corporate website goes live www.Corgenix.com

Slide 13

FY 2012 YTD Accomplishments

•                  1st Quarter results

•                  Revenues increase 10% over prior year

•                  North American revenues increase 29% over prior year

•                  Decrease in operating expenses and interest expense compared to prior year

•                  Strengthened balance sheet

•                  AspirinWorks doubling

Slide 14

FY 2012 YTD Disappointments

•                  YTD financial results significant improvement over prior year but not yet at goal levels

Slide 15

Plan for FY 2013 — 2016

•                  Return to double digit annual revenue growth via accelerated growth rate from new products and new distribution program with ELITech

•                  Expand contract manufacturing business with new strategic partners

•                  Achieve positive and continuously improving operating income and EBITDA

•                  Enhance shareholder value

•                  Build on existing strategic partnerships

•                  Maintain superior quality system to ensure full regulatory compliance

•                  Expand delivery technology capabilities

Slide 16

Next Shareholder Meeting

December 18, 2012